                                                                    EXHIBIT 10.2


                           WARLEY SETTLEMENT AGREEMENT

         This Warley Settlement Agreement ("Agreement") is made and entered into as a compromise among the Parties for the complete and final settlement of their claims, differences and alleged causes of action as set forth below.

                                     PARTIES

         The signatories to this Agreement are Midland Resources, Inc., a Texas corporation ("Midland" and the "Company") and Deas H. Warley III ("Warley"). The signatories to this Agreement are referred to jointly as the "Parties."

                                    PREAMBLE

         WHEREAS, Midland is in the business of acquiring, operating and producing oil and gas properties;

         WHEREAS, Warley was hired by Midland to serve as its President at its offices in Houston, Texas;

         WHEREAS, Warley and Midland entered into an Employment Contract dated January 3, 1995, and an Amendment to Employment Contract dated January 8, 1996 (collectively, the "Employment Contract"), copies of which are attached as Exhibit A;

         WHEREAS, Warley was employed continuously by Midland until March 27, 1998 (the "Separation Date"), at which time his employment with Midland was terminated;

         WHEREAS, Warley continues to serve as a director of Midland;

         WHEREAS, Midland has concurrently entered into a definitive agreement (the "Vista Merger Agreement") with Vista Resources Partners, L.P. ("Vista") which contemplates generally that Midland will merge with a subsidiary of Vista Energy Resources, Inc. ("Vista-Newco"), the shareholders and warrant holders of Midland will receive shares and warrants, respectively, of Vista-Newco, and that the partners of Vista will exchange their partnership interests in Vista for shares and warrants of Vista-Newco, with Vista-Newco becoming a new publicly held company (the "Vista Merger'");

         WHEREAS, Midland has advised Warley in writing to consult with a lawyer;

         WHEREAS, Warley has been given a period of at least twenty-one (21) days to consider this Agreement;

Warley Settlement Agreement                                               Page 1

         WHEREAS, the Parties have consulted with independent counsel with respect to the terms, meaning and effect of this Agreement;

         WHEREAS, Warley has represented and hereby reaffirms that he does not believe that either he or Midland have engaged in any conduct involving Midland that is or may be illegal in any respect, or in violation of any Midland policy, including Midland's policy prohibiting sexual harassment;

         WHEREAS, each Party understands that the other regards the above representations by him or it as material and that each Party is relying on these representations in entering into this Agreement; and

         WHEREAS, the Parties intend that this Agreement, along with the attached Exhibits, as described below, shall govern all issues related to Warley's employment and separation from Midland.

         NOW, THEREFORE, in consideration of the mutual promises and obligations contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.       DEFINITIONS

         1.1 "The Company" shall mean and include Midland Resources, Inc. and all of its predecessors, successors, affiliated companies, assigns, present and former officers, directors, employees, shareholders, attorneys and agents, whether in their individual or official capacities.

         1.2 "Warley" shall mean Deas H. Warley, III, and any person claiming by, through or under him.

         1.3      The "Parties" shall mean Warley and the Company.

         1.4      "Midland" shall mean Midland Resources, Inc.

         1.5      A "Change in Control" shall be deemed to have occurred if:

         (a) the Vista Merger or any similar or related transactions is consummated;

         (b) the Company merges or consolidates with any other corporation (other than a wholly-owned direct or indirect subsidiary of the Company as of the date of this Agreement) and is not the surviving corporation (or survives as a subsidiary of another corporation);

         (c) the Company sells all or substantially all of its assets to any other person or entity;

         (d)      the Company is dissolved;

Warley Settlement Agreement                                               Page 2

         (e) any third person or entity, or a trustee or committee of any qualified employee benefit plan of the Company) together with his, her or its affiliates shall become (by tender offer or otherwise), directly or indirectly, the beneficial owner of forty percent (40%) or more of the voting stock of the Company;

         (f) the individuals who constitute the Board of Directors of the Company as of the Effective Date (the "Incumbent Board") shall cease for any reason to constitute at least a majority of the Board of Directors; except that any person becoming a director whose election or nomination for election was approved by a majority of the members of the Incumbent Board shall be considered, for the purposes of this paragraph, a member of the Incumbent Board; or

         (g) any other event that a majority of the Board of Directors, in its sole discretion, shall determine constitutes a Change in Control.

         1.6 "Material Breach" shall mean a judicial determination that either Party has unjustifiably failed or refused to perform his or its obligations as defined in paragraphs 3 and 4 of this Agreement.

2.       EFFECTIVE DATE; REMEDIES

         2.1 The Effective Date of this Agreement shall be March 27, 1998. This Agreement shall automatically terminate on the first to occur of (a) the termination of the Vista Merger Agreement, or (b) December 31, 1998. Upon termination, this Agreement shall be void and unenforceable in its entirety.

         2.2 If Warley commits a Material Breach of this Agreement, the Parties agree that Midland shall be excused from any remaining performance under paragraphs 3.1, 3.2, 3.3 and 3.4, and that this remedy shall be Midland's sole remedy.

         2.3 If Midland commits a Material Breach of this Agreement, the Parties agree that Warley may (a) accelerate the due date of all remaining payments under paragraphs 3.1 and 3.4, so that they are immediately due and payable, and (b) if not previously performed, recover actual damages caused by Midland's breach of paragraphs 3.5, 3.6, 3.7, 3.8 and 3.9, or any of them, and that these remedies shall be Warley's sole remedies.

         2.4 The prevailing Party in any proceeding to enforce or avoid the terms of this Agreement shall be entitled to recover his or its reasonable attorney's fees and costs from the nonprevailing Party.

3.       COMPANY'S OBLIGATIONS

         3.1      (a)     Beginning March 27, 1998, and ending on the first to
occur of (i) the effective date of the Vista Merger, (ii) the termination of the Vista Merger Agreement or (iii) December 31,

Warley Settlement Agreement                                               Page 3

1998, the Company agrees to pay Warley the sum of $11,390.82 per month, with one-half of such sum paid on the first and fifteenth of each month, less amounts required to be withheld by local, state or federal law, and/or other deductions authorized by Warley in writing. If the Vista Merger occurs, then the payments provided for in this Section 3.1(a) shall also be paid until the first payment becomes payable under Section 3.2(b)

         (b) On the effective date of the Vista Merger, the Company agrees to pay to Warley the sum of $1,300,000 (the "Settlement Payment"). Warley agrees that the Company shall reduce the Settlement Payment by the amount Warley is obligated to pay under the Wade Release, and the Company agrees to make such payment to Ms. Wade in accordance with the Wade Release. The remaining balance of the Settlement Payment in the amount of $1,200,000 shall be paid in the following manner. Beginning with a payment on the first day of the month immediately following the effective date of the Vista Merger, and ending with a payment on the first day of the sixtieth month from such date, the Company agrees to pay $20,000 to Warley, less amounts required to be withheld by local, state or federal law, and/or other deductions authorized by Warley in writing. The Company agrees that all such payments under this 3.1(b) shall be made by cheek payable to "Deas H. Warley III," and mailed by postage paid first class mail to Warley's address set forth herein, and are due on the first day of each month. If a payment does not reach Warley by the 10th day of each month, the Company will upon written notice from Warley, issue stop payment instructions to such missing check and immediately issue a replacement check that will be sent to Warley's address by overnight courier service. A payment not made or sent according to the above procedure will accrue interest at the rate of one and one-half percent (1-1/2%) per month from the 10th day of the month in which such payment was due until paid.

         Warley acknowledges that he has received all payments required by
Section 3.1(a) as of the execution of this Agreement.

         3.2      omitted.

         3.3 Warley shall have the option at any time up to one year after any Change in Control to elect to receive a lump sum payment equal to the present value (using a discount factor of six percent (6%)) of the remaining payments due Warley under paragraph 3.1 at the time of the election. Likewise, the Company may elect at any time after one year following the date of any Change in Control to pay a lump sum calculated in the same manner. The lump sum payment shall be due to Warley within ten (10) days after either Party notifies the other in writing of his or its election under this paragraph.

         3.4      For a period beginning April 1, 1998 ending on the earlier of
(i) the termination of the Vista Merger Agreement, or (ii) September 1, 1999 the Company shall continue to pay an amount (equal to the employer's portion of the applicable insurance premiums) for Warley's and his current eligible dependent's medical and dental insurance COBRA continuation coverage, which on the date hereof is $324.36 per month.


Warley Settlement Agreement                                               Page 4

         3.5 Within thirty (30) days after the date of this Agreement, Warley shall remove from the Company's offices those personal effects described in Exhibit B.

         3.6 The Company agrees to convey to Warley the vehicles and items described on Exhibit C, free of all liens and encumbrances, upon any Change in Control. Until the termination of this Agreement or a Change in Control, Warley may continue to use those items listed on Exhibit C that are currently in his possession.

         3.7 Warley agrees that, upon a Change in Control, all his existing stock options for 15,000 shares of Midland's common stock at an exercise price of $2.375 per share (the "Options"). shall expire at 5:00 p.m. on the 120th day following such a Change in Control (including the Vista Merger), unless earlier exercised.

         3.8 Midland agrees to reimburse Warley for all reasonable travel expenses incident to his continuing service as a director of Midland, and any other reasonable business expenses approved in advance by the Company.

         3.9 The Company agrees to reimburse Warley upon a Change in Control for all legal and professional fees incurred by Warley in connection with previous disputes between the Parties and the termination of his employment and the preparation and negotiation of this Agreement, provided that the Company's obligation under this paragraph shall not exceed $20,000.00.

         3.10 Midland shall return one fully executed original of this Agreement to Warley simultaneously with the execution of the Vista Merger Agreement.

4.       WARLEY'S OBLIGATIONS

         4.1 Simultaneously with the execution of the Vista Merger Agreement, Warley shall execute and return to counsel for Midland two originals of this Agreement.

         4.2 Warley agrees that he will support the Vista Merger, including without limitation the execution of documents and the taking of, or refraining from taking, actions, as contemplated in the Vista Merger Agreement. Warley further agrees to support any transaction similar in form to the Vista Merger Agreement, insofar as his support is consistent with his fiduciary duties as a director of Midland, including the duty to exercise his informed and independent judgment with respect to the proposed transaction.

         4.3 Warley agrees that he will not contact or communicate with any existing Midland shareholder or warrant holder (other than existing officers, directors of Midland), directly or indirectly, in a manner which disparages or is intended to disparage the Vista Merger as contemplated in the Vista Merger Agreement.


Warley Settlement Agreement                                               Page 5

         4.4 Contemporaneously with the execution of this Agreement, Warley shall execute and deliver, and thereafter comply with the terms of the Voting Agreement. attached as Exhibit D, in his capacity as an individual shareholder of Midland.

         4.5 Warley agrees to comply with the surviving portions of the Employment Contract as defined in paragraph 6.2(a). The remainder of the Employment Contract shall be void and unenforceable.

5.       RELEASE BY WARLEY

         5.1 Except as specifically set forth in Paragraph 5.3, Warley, for himself, his attorneys, agents, heirs, executors, administrators, successors and assigns, hereby releases, waives and discharges the Company from each and every claim, action or right of any sort, known or unknown, absolute or contingent,
(i) arising on or before the Effective Date or (ii) any and all claims relating to or arising from the adoption, execution and performance of the Vista Merger Agreement and related documents insofar as the terms of such agreements and documents exist on the date hereof. The foregoing release includes, but is not limited to, any claim for salary, wages or benefits, any claim of discrimination on the basis of race, sex, marital status, sexual preference, national origin, handicap or disability, age, veteran status, or special disabled veteran status; any other claim based on a statutory prohibition; any claim arising out of or related to the Employment Contract, or any other express or implied employment contract; any other contract affecting terms and conditions of employment; any claim for breach of any covenant of good faith and fair dealing; any tort claims; and any personal gain with respect to any claim arising under the qui tam provisions of any state or federal law.

         5.2 Warley represents that he understands the foregoing release provision, that rights and claims under the Age Discrimination in Employment Act of 1967 are among the rights and claims against the Company he is releasing and that he understands that he is not releasing any rights or claims arising after the Effective Date, except insofar as a claim relates to or arises from the adoption, execution and performance of the Vista Merger Agreement and related documents insofar as the terms of such agreements and documents exist on the date hereof.

         5.3 Warley's release does not include (a) the Company's obligations as defined in this Agreement; or (b) Warley's right to defense and indemnification for claims relating to his alleged actions in his capacity as an officer or director of the Company. Warley agrees to cooperate with counsel for the Company with respect to any litigation as to which Warley has a right of defense or indemnification. Warley shall not be entitled to indemnification for any payment made by, or for his benefit, pursuant to the Release and Hold Harmless Agreement dated May 22, 1998 among Warley, the Company and Marilyn D. Wade (the "Wade Release"), attached as Exhibit E.




Warley Settlement Agreement                                               Page 6

6.       RELEASE BY COMPANY

         6.1 Except as specifically set forth in Paragraph 6.2, the Company releases, waives and discharges Warley, his attorneys, agents, heirs, executors, administrators, successors and assigns from each and every claim, action or right of any sort, known or unknown, arising on or before the Effective Date.

         6.2      The Company's release does not include:

         (a) the following provisions of the Employment Contract, which shall remain in effect in accordance with their terms:

                  (i)      Paragraph 6.1 of the Employment Contract (Trade
                           Secrets);

                  (ii) Paragraph 6.2 of the Employment Contract (Confidential Information);

                  (iii) Paragraph 6.3 of the Employment Contract (Covenant not to Compete), except that if a Change In Control occurs, in which event the Company agrees that this portion of the Employment Contract shall be void and not binding;

                  (iv) Paragraph 6.5 of the Employment Contract (Inventions and Patents).

         (b) Warley's obligations as defined in paragraph 4 of this Agreement.

         (c) Any claims brought by any shareholder derivatively on behalf of the Company relating to or arising out of Warley's service as a director of the Company.

7.       WADE RELEASE

         7.1 Midland, Warley and Marilyn D. Wade have entered into a Release and Hold Harmless Agreement dated May 22, 1998 (the "Wade Release"), attached as Exhibit E.

         7.2 If and when the Vista Merger is consummated, the Parties agree that Midland shall pay, on behalf of Warley, the amount due to Wade from Warley pursuant the Wade Release.

         7.3 Midland and Warley agree that to the extent the Company is not adversely economically impacted, the Wade Advance shall be a tax-neutral event for Warley.

8.       NOTICES

         8.1 All notices to Midland under this Agreement shall be sent by United States mail or messenger to:

                           Midland Resources, Inc.
                           Attention: Robert R. Donnelly
                           President
                           616 F.M. 1960 West
                           Suite 600
                           Houston, Texas 77090-3027


Warley Settlement Agreement                                               Page 7

         8.2 All notices and payments to Warley under this Agreement shall be sent by United States mail or messenger to:

                           Deas H. Warley III
                           8920 Woodlane
                           Magnolia, Texas 77354-5771

         8.3 Either party may change his or its address upon reasonable written notice delivered to the other by United States mail or messenger.

9.       MISCELLANEOUS

         9.1 The Parties acknowledge and agree that this Agreement is the result of a compromise and shall never be construed as, or said by either of them to be, an admission by either Party of any liability, wrongdoing, or responsibility, and the Parties expressly disclaim any such liability, wrongdoing, fault, or responsibility.

         9.2 This Agreement and the documents referenced in it constitute the entire agreement between the Parties. This Agreement may be executed in identical counterparts, each of which shall constitute an original and all of which shall constitute one and the same agreement.

         9.3 Warley represents that he has not filed or authorized the filing of any complaints, charges to lawsuits against the Company with any federal, state or local court, governmental agency, or administrative agency, and that if, unbeknownst to Warley, such a complaint has been filed on his behalf, he will use his best efforts to cause it to immediately be withdrawn and dismissed with prejudice.

         9.4 The Company represents that it has not filed or authorized the filing of any complaints, charges or lawsuits against the Warley with any federal, state or local court, governmental agency, or administrative agency, and that if, unbeknownst to the Company, such a complaint has been filed on its behalf, it will use its best efforts to cause it to immediately be withdrawn and dismissed with prejudice.

         9.5 This Agreement may not be modified or amended except by a writing signed by all Parties. No waiver of this Agreement or of any of the promises, obligations, terms, or conditions contained herein shall be valid unless it is in writing signed by the party against whom the waiver is to be enforced.

         9.6 If any part or any provision of this Agreement shall be finally determined to be invalid or unenforceable under applicable law by a court of competent jurisdiction, that part shall

Warley Settlement Agreement                                               Page 8
be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of the affected provision or the remaining provisions of This Agreement.

         9.7 The Parties have cooperated in the preparation of this Agreement and, hence, the Agreement shall not be interpreted or construed against or in favor of any Party by virtue of the identity, interest, or affiliation of its preparer.

         9.8 This Agreement is made and shall be enforced pursuant to the laws of the State of Texas, and all performance required by the terms of this Agreement shall take place in Harris County, Texas.

         9.9 The Parties warrant that no promise or representation has been made to him or it in executing this Agreement other than those expressly stated in the written provisions of this Agreement; and that they do not rely on any promise, statement. or representation of the other Party or any agent of the other Party not expressly stated in this Agreement, or on any alleged obligation of the other Party or his or its agents to disclose any information. The Parties further warrant that each is relying on the Party's own judgment and has been advised by legal counsel of the Party's choice.


         9.10 The Parties further warrant that their undersigned representatives are legally competent and fully authorized to execute and deliver this Agreement.

DATED: May 22, 1998.

                            [SIGNATURE PAGE FOLLOWS]


Warley Settlement Agreement                                               Page 9

   DEAS H. WARLEY III                     MIDLAND RESOURCES, INC.

     /s/ Deas H. Warley III               By:  /s/ Robert R. Donnelly
   ------------------------------            -----------------------------------
   Deas H. Warley III                     Printed Name: Robert R. Donnelly
   Date: May 22, 1998                     Title: President
                                          Date: May 22, 1998



Warley Settlement Agreement                                              Page 10

                                    EXHIBIT A


                   EMPLOYMENT CONTRACT DATED JANUARY 3, 1995,
                                       AND
             AMENDMENT TO EMPLOYMENT CONTRACT DATED JANUARY 8, 1996















Warley Settlement Agreement                                              Page 11

                               EMPLOYMENT CONTRACT


         By this Agreement effective January 1, 1995, Midland Resources, Inc., a Texas corporation, referred to in this Agreement as "Employer," located at 602
N. Baird, Suite 200, Midland, Texas, 79701 employs Deas H. Warley III referred to in this Agreement as "Employee," who accepts employment on the following terms and conditions:

                         Article 1 - TERM OF EMPLOYMENT

         1.1 Term of Employment. By this Agreement, the Employer employs the Employee, and the Employee accepts employment with the Employer, for a period of five (5) years beginning on the 1st day of January, 1995; however, this Agreement may be terminated earlier, as provided in Article 7, below.

                            Article 2 - COMPENSATION

         2.1 Basic Compensation. As basic compensation for all services rendered under this Agreement, the Employee shall be paid by the Employer a salary of $204,000 per year, payable in equal semi-monthly installments of $8,500 during the period of employment. The amount paid is to be pro rated for any partial employment. The basic compensation stated herein is gross salary. Employee's basic compensation will be reviewed and increased at a minimum of five percent (5%) semi-annually.

         2.2 Incentive Compensation. In addition to the basic compensation hereinabove stated, the Employee may be entitled to receive incentive compensation, including but not limited to bonuses, stock options, and stock appreciation rights, ("Incentive Compensation") as determined from time to time by the Compensation Committee of the Board of Directors ("Compensation Committee") of the Employer. Any Incentive Compensation the Compensation Committee awards Employee shall not contain any vesting or termination provisions.

         2.3 Vacation Pay. The Employee shall be entitled to an annual vacation leave of four weeks at full pay.

                         Article 3 - DUTIES OF EMPLOYEE

         3.1 Duties. The Employee is employed as President and agrees to serve as an officer of Employer as determined from time to time by the Employer's Board of Directors. The Employee shall perform all duties as may be required of Employee by the Board of Directors from time to time during the term of employment.

Warley Settlement Agreement                                              Page 12

         3.2 Extent of Services. The Employee shall devote eighty percent (80%) of his productive time, ability, attention, and energies to the business of the Employer during the term of this Agreement.

         3.3 Pilot Training. The Employee shall remain current on training in any Employer owned aircraft the Employee may fly. Any training Employee may need pursuant to this paragraph shall be provided by Employer.

                          Article 4 - EMPLOYEE BENEFITS

         4.1 Medical Benefits. The Employer agrees to include the Employee and his dependents in any hospital, surgical, and medical benefit plan adopted by the Employer and as amended and/or changed from time to time by Employer's Board of Directors. Employer shall pay for any medical procedures not otherwise covered by insurance up to an amount of $10,000 annually.

         4.2 Annual Physical. Employee shall receive an executive physical annually. The expense of such physical shall be paid by Employer in addition to those expenses covered in paragraph 4.1.

         4.3 Disability Benefit. In the event Employee is disabled in any way that prevents him from performing the responsibilities contained herein, Employee shall be entitled to one-half (1/2) of the compensation described in Paragraph 2.1 herein for ten years following the date of the disability.

         4.4 Key Man Life Insurance. The Employer may elect to maintain key-man life insurance on Employee for the term of this Agreement. The Employer shall pay all costs associated with such policy. Employee agrees to cooperate with any and all physical exams necessary to obtain this policy.

           Article 5 - REIMBURSEMENT OF EXPENSES INCURRED BY EMPLOYEE

         5.1 Business Expenses. The Employee shall be authorized from time to time in the form of an operating budget approved by Employer's Board of Directors to incur reasonable business expenses for promoting the business of the Employer. The Employer will reimburse the Employee for all such expenses upon the Employee's monthly presentation and itemized account of such expenditures. Employee agrees to abide by the guidelines for reimbursable business expenses which may be adopted by Employer's Board of Directors from time to time.


Warley Settlement Agreement                                              Page 13

                     Article 6 - PROPERTY RIGHTS OF PARTIES

         6.1 Trade Secrets. During the term of employment, the Employee will have access to and become familiar with various trade secrets, consisting of devices, secret inventions, processes, compilations of information, records, and specifications, owned by the Employer and regularly used in the operation of the business of the Employer. The Employee shall not disclose any such trade secrets, directly or indirectly, nor use them in any way, either during the term of this Agreement or at any time thereafter, except as required in the course of his employment by Employer. All files, records, documents, drawings, specifications, equipment, and similar items relating to the business of the Employer, whether or not prepared by the Employee, shall remain the exclusive property of the Employer and shall not be removed from the premises of the Employer under any circumstances without the prior written consent of the Employer.

         6.2 Confidential Information. Employee is employed by Employer in a position of trust and confidence in which Employee will acquire confidential information of Employer. All information relating to the business of Employer, including but not limited to company records, the identity and addresses of customers and suppliers of Employer, the Agreements of Employer with customers and suppliers, including pricing information and technical and financial data and information of Employer, or information relating to the business of Employer or the marketing techniques and sales procedures of Employer are confidential and shall be held in strict confidence by Employee during employment and after the termination of employment. Employer intends for Employee to keep all confidential information protected and undisclosed except as required by the fulfillment of Employee's duties for Employer.

         6.3 Covenant not to Compete. Employee covenants not to compete with Employer for a period of six (6) months immediately following the termination of Employee's employment by Employer, in the same geographical areas where Employer conducted its operations during the Employee's period of employment, the proscribed competition being defined as any form of ownership and/or participation as owner, principal, agent, partner, officer, employee, independent contractor, consultant or shareholder holding more than ten percent (10%) in a company engaged in the oil and gas business except in those geographical areas where Employee already owns, either directly or indirectly, said interests.

                  6.3.1 Ancillary Agreement. Employee acknowledges that this covenant not to compete is ancillary to this Agreement which Agreement Employee acknowledges to be enforceable in all respects.

                  6.3.2 Employer's Protectible Interests. Employee acknowledges that Employer has valuable relationships with Employer's customers, suppliers, employees, and other business relationships for which Employer has expended large sums of money, much Employee time and effort, and has made other financial commitments to create. Employee acknowledges that these relationships constitute legitimate business interests

Warley Settlement Agreement                                              Page 14
         of Employer which this covenant not to compete is designed to protect without imposing on Employee a greater restraint than is necessary to protect Employer's goodwill and other legitimate business interests.

                  6.3.3 Injunctive Relief. Employee agrees that Employer will not have all the remedies necessary to enforce this covenant not to compete without injunctive relief and agrees that injunctive relief is available to the Employer for the enforcement of this covenant not to compete.

                  6.3.4 Court Costs and Attorney's Fees. The prevailing party in any litigation to enforce this covenant shall be entitled to costs of court and reasonable attorney's fees.

                  6.3.5 Reformation of Covenant. Employee agrees that if a court shall find this covenant not to compete unreasonable in any respect the court shall reform this covenant not to compete so that its terms and conditions are reasonable.

         6.4 Return of Employer's Property. On the termination of employment or whenever requested by the Employer, the Employee shall immediately deliver to the Employer all property in the Employee's possession or under the Employee's control belonging to Employer.

         6.5 Inventions and Patents. The Employee agrees that any inventions, designs, improvements, and discoveries made by the Employee during the term of his employment, solely or jointly with others, which are made with the Employer's equipment, supplies, facilities, trade secrets, or time, or which relate to the business of the Employer or the Employer's actual or anticipated research or development, or which result from any work performed by the Employee for the Employer, shall be the exclusive property of the Employer. The Employee agrees that he will promptly and fully inform and disclose to the Employer all such inventions, designs, improvements, and discoveries, and the Employee promises to assign such inventions to the Employer. The Employee also agrees that the Employer shall have the right to keep such inventions as trade secrets, if the Employer chooses. The Employee shall assist the Employer in obtaining patents in the United States and in all foreign countries on all inventions, designs, improvements, and discoveries deemed patentable by the Employer, and shall execute all documents and do all things necessary to obtain letters of patents, to invest the company with full and extensive titles to the patents, and to protect the patents against infringement by others.


Warley Settlement Agreement                                              Page 15

                             Article 7 - TERMINATION

         7.1 Termination Prior to Expiration of Employment Term. This Agreement may be terminated, and the Employee discharged, prior to the expiration of its terms as set forth herein only by mutual agreement of Employee and Employer.

         7.2 Termination by Employer for Cause. The Employer may at its option terminate this Agreement by giving written notice of termination to the Employee without prejudice to any other remedy to which the Employer may be entitled at law, in equity, or under this Agreement, if the Employee:

                  7.2.1 Willfully breaches or habitually neglects the duties that the Employee is required to perform under the terms of this Agreement; or

                  7.2.2 Willfully violates reasonable and substantial rules governing Employee's performance, after notice in writing of the rules governing Employee's performance; or

                  7.2.3 Refuses to perform the duties assigned to the Employee by the Employer's Board of Directors; or

                  7.2.4 Is convicted of acts defined by the penial laws of the United States or any of the various states of the United States as a felony.

         7.3 Termination on Grounds other than for Good Cause. This Agreement shall immediately on the occurrence of any one of the following events without cause:

                  7.3.1 The occurrence of circumstances that make it impossible for the business of the Employer to be continued; or

                  7.3.2  The death of the Employee; or

                  7.3.3 The continued incapacity on the part of the Employee to perform his duties for a continuous period of 180 days, unless waived by the Employer; or

                  7.3.4 Employer has a receiver of the Employer's assets or property appointed because of Employer's insolvency; or

                  7.3.5 Employer makes a general assignment for the benefit of Employer's creditors.

         7.4 Effective Termination. In the event of the termination of this Agreement prior to the completion of the term of employment specified in it, for any of the reasons set forth in

Warley Settlement Agreement                                              Page 16

Article 7, save and except Paragraph 7.2, the Employee shall be entitled to the full compensation due employee under the terms of this contract.

                         Article 8 - GENERAL PROVISIONS

         8.1 Notices. All notices or other communications required under this Agreement may be effected either by personal delivery in writing or by certified mail, return receipt requested. Notice shall be deemed to have been given when delivered or mailed to the parties at their respective addresses as set forth above or when mailed to the last address provided in writing to the other party by the addressee.

         8.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, specifically including without limitation the covenant not to compete contained in this Agreement.

         8.3      Venue. This Agreement is performable in Midland County, Texas.

         8.4 Agreement to Submit to Arbitration on Written Request. Any controversy between the parties to this Agreement involving the construction or application of any of the terms, covenants, or conditions of this Agreement, shall on the written request of one party served on the other, be submitted to arbitration. Arbitration shall comply with and be governed by the provisions of the Texas General Arbitration Act, Articles 224 through 238-6 of the Revised Civil Statutes of Texas. Each of the parties to this Agreement shall appoint one person as an arbitrator to hear and determine the dispute, and if they shall be unable to agree, then the two arbitrators so chosen shall select a third impartial arbitrator whose decision shall be final and conclusive upon the parties to this Agreement. The expenses of arbitration proceedings conducted pursuant to this paragraph shall be borne by the parties in such proportions as the arbitrators shall decide.

         8.5 Entirety. This Agreement constitutes the entire understanding between the parties. No Agreements, representations, or warranties other than those specifically set forth in this Agreement shall be binding on any of the parties unless set forth in writing and signed by both parties. This Agreement supersedes all other prior agreements, either oral or in writing, between the parties with respect to the employment of the Employee by the Employer and contains all of the covenants and agreements between the parties with respect to such employment in any manner. Each party to this Agreement acknowledges that no inducements or promises, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, that are not embodied in this Agreement.

         8.6 Modification. This Agreement shall not be amended, modified, or altered in any manner except in writing signed by both parties.

Warley Settlement Agreement                                              Page 17

         8.7 Assignment. The Employer and Employee acknowledge that the services to be rendered by the Employee under this Agreement are unique and personal. Therefore, neither party may assign any rights or delegate any duties under this Agreement, without the other party's prior written consent. If either the Employer or the Employee obtains a consent to an assignment of rights or delegations of duties, rights or duties under this Agreement it shall inure only to the benefit of the assignee or delegee named in the written instrument, and such consent shall not be deemed as a general consent to assignment or delegation.

EXECUTED at Midland, Texas on January 3, 1995.

EMPLOYER
Board of Directors
Midland Resources, Inc.

         /Abstained/                        /s/ Sal J. Pagano
------------------------------------        ------------------------------------
Deas H. Warley III - Chairman               Sal J. Pagano, Director




/s/ Darrell M. Dillard                      /s/ Guy M. Farmer
------------------------------------        ------------------------------------
Darrell M. Dillard, Director                         Guy M. Farmer, Director
Compensation Committee Member                        Vice President




/s/ Robert R. Donnelly
------------------------------------
Robert R. Donnelly, Director
Compensation Committee Member



EMPLOYEE



 /s/ Deas H. Warley III
------------------------------------
Deas H. Warley III


Warley Settlement Agreement                                              Page 18

                        AMENDMENT TO EMPLOYMENT CONTRACT

         This Amendment to Employment Contract ("Amendment") effective January 1, 1996, by and between Midland Resources, Inc., a Texas corporation, referred to in this Amendment as "Employer", located at 16701 Greenspoint Park Drive, Suite 200, Houston, Texas 77060 and Deas H. Warley III referred to in this Agreement as "Employee".

                                   WITNESSETH:

         WHEREAS, the Employer and the Employee desire to amend the terms of the Employment Contract (the "Agreement") between them effective January 1, 1995;

         NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties agree to amend the Agreement as follows:

1. TERM OF EMPLOYMENT. The term of the Agreement, as set forth in paragraph 1.1 thereof is hereby extended through December 31, 2000. On the anniversary of the effective date of this Amendment, the term of the Agreement shall be automatically extended for an additional period of one (1) year; provided that (i) the Employee is employed by the Employer on such anniversary and (ii) neither party has, within three (3) months prior to such anniversary given the other party written notice that the Agreement shall not be automatically extended thereafter.

2. RATIFICATION. Except as herein amended, the provision of the Agreement remain in full force and effect and are hereby ratified and confirmed.

EXECUTED at Houston, Texas this 8th of January, 1996.

                  EMPLOYER

                                    By: /s/ Deas H. Warley III
                                        ----------------------------------------
                                             Deas H. Warley III - President

                                    By: /s/ Sam R. Brock
                                        ----------------------------------------
                                             Sam R. Brock, Director
                                             Compensation Committee Member

                                    By: /s/ Robert R. Donnelly
                                        ----------------------------------------
                                             Robert R. Donnelly, Director
                                             Compensation Committee Member


                  EMPLOYEE

                                    By: /s/ D.H. Warley III
                                        ----------------------------------------
                                             Deas H. Warley III


Warley Settlement Agreement                                              Page 19

                                    EXHIBIT B

                    SCHEDULE OF PERSONAL FURNITURE, EQUIPMENT
                      AND EFFECTS TO BE RETURNED TO WARLEY


-----------------------------------------------------------------------------------------------------
Line          Quantity        Description                                                 Serial. No.
-----------------------------------------------------------------------------------------------------
1             1               1
-----------------------------------------------------------------------------------------------------
2             1               Harley-Davidson (HD) Piggy Bank
-----------------------------------------------------------------------------------------------------
3             1               HD Beer Mug
-----------------------------------------------------------------------------------------------------
4             1               HD Motorcycle Model
-----------------------------------------------------------------------------------------------------
5             1               Radio Shack Model
-----------------------------------------------------------------------------------------------------
6             1               Wanted Women Poster
-----------------------------------------------------------------------------------------------------
7             1               MRI Belt Buckle
-----------------------------------------------------------------------------------------------------
8             1               Hanley Paperweight
-----------------------------------------------------------------------------------------------------
9             1               Texas Brass Paperweight with base
-----------------------------------------------------------------------------------------------------
10            1               HD Big Book
-----------------------------------------------------------------------------------------------------
11            6               Photo with Frames
-----------------------------------------------------------------------------------------------------
12            1               Solar Pump Jack
-----------------------------------------------------------------------------------------------------
13            1               IPAA Paperweight
-----------------------------------------------------------------------------------------------------
14            3               HD Replica Models
-----------------------------------------------------------------------------------------------------
15                            Aviation Books
-----------------------------------------------------------------------------------------------------
16                            Misc. Engineering Books
-----------------------------------------------------------------------------------------------------
17            1               Propeller Clock
-----------------------------------------------------------------------------------------------------
18            1               Wall Clock
-----------------------------------------------------------------------------------------------------
19            1               Signed Football
-----------------------------------------------------------------------------------------------------
20            1               Nolan Ryan Signed Baseball
-----------------------------------------------------------------------------------------------------
21            1               Swordfish Wood Sculpture
-----------------------------------------------------------------------------------------------------
22            1               HD Illustrated Book
-----------------------------------------------------------------------------------------------------
23            1               C.M. Russell - West Book
-----------------------------------------------------------------------------------------------------
24            6               Framed Certificates
-----------------------------------------------------------------------------------------------------
25            3               Duck Stamp Pictures
-----------------------------------------------------------------------------------------------------
26            1               MG Picture
-----------------------------------------------------------------------------------------------------
27            1               Mounted Pheasant
-----------------------------------------------------------------------------------------------------
28            1               Framed Portrait
-----------------------------------------------------------------------------------------------------
29            1               HD Mug
-----------------------------------------------------------------------------------------------------
30            1               Electric Shoe Shine Machine
-----------------------------------------------------------------------------------------------------
31            1               Wood Whale Carving
-----------------------------------------------------------------------------------------------------
32            1               Love Brass Paperweight
-----------------------------------------------------------------------------------------------------
33            1               Desk Set
-----------------------------------------------------------------------------------------------------
34            1               Framed Photo
-----------------------------------------------------------------------------------------------------


Warley Settlement Agreement                                              Page 20

                                    EXHIBIT C

                   SCHEDULE OF ITEMS TO BE CONVEYED TO WARLEY


-----------------------------------------------------------------------------------------------------
Line          Quantity        Description                                                 Serial. No.
-----------------------------------------------------------------------------------------------------
1             1               1992 Cadillac Seville                                       1G6KY529uPU
                                                                                          829556
-----------------------------------------------------------------------------------------------------
2             1               1997 Dodge Ram Pickup Truck                                 337KC23Z7V
                                                                                          M577408
-----------------------------------------------------------------------------------------------------
3             1               Utility Trailer                                             Lic. 87SLDC
-----------------------------------------------------------------------------------------------------
4             1               HP Series 4M-                                               JPFG002328
-----------------------------------------------------------------------------------------------------
5             1               NEC Monitor                                                 3X02125CA
-----------------------------------------------------------------------------------------------------
6             1               Computer                                                    840RC
-----------------------------------------------------------------------------------------------------
7             1               HP 870Cse                                                   SG6BJ141ZZ
-----------------------------------------------------------------------------------------------------
8             2               File Cabinets
-----------------------------------------------------------------------------------------------------
9             1               Storage Cabinet
-----------------------------------------------------------------------------------------------------
10            1               Secretary's Desk
-----------------------------------------------------------------------------------------------------
11            1               Secretary's Credenza
-----------------------------------------------------------------------------------------------------
12            1               Secretary's Desk
-----------------------------------------------------------------------------------------------------
13            1               Secretary's Bookcase
-----------------------------------------------------------------------------------------------------
14            1               Secretary's Computer Table
-----------------------------------------------------------------------------------------------------
15            1               Cellular Phone and docking Station
-----------------------------------------------------------------------------------------------------
16            1               Executive Desk - DHW Office
-----------------------------------------------------------------------------------------------------
17            1               Executive Chair - DHW Office
-----------------------------------------------------------------------------------------------------
18            1               Wood Floormat - DHW Office
-----------------------------------------------------------------------------------------------------
19            1               Executive Credenza - DHW office
-----------------------------------------------------------------------------------------------------
20            1               Computer Table - DHW office
-----------------------------------------------------------------------------------------------------
21            1               Work table - DHW office
-----------------------------------------------------------------------------------------------------
22            1               Storage Cabinets - DHW office
-----------------------------------------------------------------------------------------------------
23            1               Wood Bookcases - DHW office
-----------------------------------------------------------------------------------------------------



Warley Settlement Agreement                                              Page 21

                                    EXHIBIT D

                                VOTING AGREEMENT

        Filed as Exhibit 9.1 to Vista Energy Resources, Inc.'s Registration Statement on Form S-4
















Warley Settlement Agreement                                              Page 22

                                    EXHIBIT E

                   RELEASE AND HOLD HARMLESS AGREEMENT BETWEEN
                            MIDLAND, WARLEY AND WADE
                               DATED MAY 22 , 1998







                                  CONFIDENTIAL

        Filed as Exhibit 10.3 to Vista Energy Resources, Inc.'s Registration Statement on Form S-4




Warley Settlement Agreement                                              Page 23